Exhibit 21.1

CENTURY COMMUNITIES, INC.

a Delaware corporation

LIST OF SUBSIDIARIES

Name of Subsidiary	State of Formation or Organization
Arcadia Holdings At CC Highlands One, LLC	Colorado
Arcadia Holdings At CC Highlands Two, LLC	Colorado
Augusta Pointe, LLC	Colorado
Avalon at Inverness, LLC	Colorado
Barrington Heights, LLC	Colorado
Beacon Pointe, LLC	Colorado
Belvedere At Ridgegate, LLC	Colorado
Blackstone Homes, LLC	Colorado
Bluffmont Estates, LLC	Colorado
Bradburn Village Homes, LLC	Colorado
Candelas, LLC	Colorado
CC Communities, LLC	Colorado
CCC Holdings, LLC	Colorado
CCG Constructors LLC	Georgia
CCG Realty Group LLC	Georgia
CCH Homes, LLC	Colorado
Central Park Rowhomes, LLC	Colorado
Century at Ash Meadows, LLC	Colorado
Century at Beacon Pointe, LLC	Colorado
Century at Caley, LLC	Colorado
Century at Candelas, LLC	Colorado
Century at Carousel Farms, LLC	Colorado
Century at Harvest Meadows, LLC	Colorado
Century at LOR, LLC	Colorado
Century at Lowry, LLC	Colorado
Century at Midtown, LLC	Colorado
Century at Millennium, LLC	Colorado
Century at Murphy Creek, LLC	Colorado
Century at Outlook, LLC	Colorado
Century at Salisbury Heights, LLC	Colorado
Century at Southshore, LLC	Colorado
Century at Terrain, LLC	Colorado
Century at The Grove, LLC	Colorado

Name of Subsidiary	State of Formation or Organization
Century at Vista Ridge, LLC	Colorado
Century at Wolf Ranch, LLC	Colorado
Century City, LLC	Colorado
Century Communities of Georgia, LLC	Colorado
Century Communities of Nevada, LLC	Delaware
Century Communities of Nevada Realty, LLC	Nevada
Century Land Holdings, LLC	Colorado
Century Land Holdings II, LLC	Colorado
Century Land Holdings of Texas, LLC	Colorado
Century Rhodes Ranch GC, LLC	Delaware
Century Tuscany GC, LLC	Delaware
Cherry Hill Park, LLC	Colorado
Compass Pointe, LLC	Colorado
Cottages at Willow Park, LLC	Colorado
Crown Hill, LLC	Colorado
Enclave at Boyd Ponds, LLC	Colorado
Enclave at Cherry Creek, LLC	Colorado
Estates at Chatfield Farms, LLC	Colorado
Hearth at Oak Meadows, LLC	Colorado
Highlands At Westbury, LLC	Colorado
Hometown, LLC	Colorado
Horizon Building Services, LLC	Colorado
Ladera, LLC	Colorado
Lakeview Fort Collins, LLC	Colorado
Lincoln Park At Ridgegate, LLC	Colorado
Madison Estates, LLC	Colorado
Meridian Ranch, LLC	Colorado
Montecito at Ridgegate, LLC	Colorado
Neighborhood Associations Group, LLC	Delaware
Park 5th Avenue Development Co., LLC	Colorado
Parkwood Estates, LLC	Colorado
Peninsula Villas, LLC	Colorado
Preserve At Briargate, LLC	Colorado
Red Rocks Pointe, LLC	Colorado
Renaissance At Ridgegate, LLC	Colorado
Reserve At Highpointe Estates, LLC	Colorado

Name of Subsidiary	State of Formation or Organization
Reserve at The Meadows, LLC	Colorado
Saddle Rock Golf, LLC	Colorado
Saddleback Heights, LLC	Colorado
SAH Holdings, LLC	Colorado
Sawgrass At Plum Creek, LLC	Colorado
Sawgrass At Plum Creek II, LLC	Colorado
Shoenberg Farms, LLC	Colorado
Stetson Ridge Homes, LLC	Colorado
Stonybridge Villas, LLC	Colorado
Summerlane Village, LLC	Colorado
The Overlook at Tallyn’s Reach, LLC	Colorado
The Veranda, LLC	Colorado
The Vistas at Nor’wood, LLC	Colorado
The Wheatlands, LLC	Colorado
Venue at Arista, LLC	Colorado
Verona Estates, LLC	Colorado
Villas At Highland Park, LLC	Colorado
Villas at Murphy Creek, LLC	Colorado
Waterside at Highland Park, LLC	Colorado
Wildgrass, LLC	Colorado